EXHIBIT 23.1 - ACCOUNTANT CONSENT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use of my July 17, 2012 Report of Independent Registered Public Accounting Firm, relating to the financial statements of Discount Coupons Corporation for the years ended December 31, 2011 and 2010, which are incorporated in this Pre-Effective Amendment No. 3 to Form S-1 Registration No. 333-183521 dated October 25, 2012.

I also consent to the reference to this firm under the caption “Experts” in the Registration Statement.

/S/ Patrick Rodgers, CPA, PA
Patrick Rodgers, CPA, PA
Altamonte Springs, Florida

February 5, 2013